                                    Exhibit 2
To the Holders of:
CorTs Trust III for First Union Institutional Capital II
*CUSIP: 22081M206    Class:  A
*CUSIP: 22081MAA5    Class:  B

U.S. Bank Trust National Association, as Trustee for the CorTS Trust III for the First Union Institutional Capitall II, hereby gives notice with respect to the Distribution Date of October 1, 2003 (the"Distribution Date") as follows:

1. The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, expressed as a dollar amount per $1,000 Class A Certificate and per $1,000 Notional Amount of Class B Certificates, is as set forth below:

     Class              Principal         Interest          Total Distribution
     A                  $ 0.000000        $ 0.468750        $ 0.468750
     B                  $ 0.000000        $ 0.000000        $ 0.000000

2. The amount of aggregate interest due and not paid as of the Distribution Date is $0.000000.

3. No fees have been paid to the Trustee or any other party from the proceeds of the Term Assets.

4.   $40,777,000 aggregate principal amount of First Union Institutional
     Capital II 7.85% Capital Securities due January 1, 2027 (the "Term Assets") are held for the above trust.

5. At the close of business on the Distribution Date, 1,631,080 Class A Certificates representing $40,777,000 aggregate Certificate Principal Balance and $40,777,000 aggregate Notional Amount of Class B Certificates were outstanding.

6. The current rating of the Term Assets is not provided in this report. Ratings can be obtained from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., by calling 212-438-2400 and from Moody's Investors Service, Inc. by calling 212-553-0377.

U.S. Bank TRust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness. It is included for convenience of the Holders.

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